Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 2, 2016, relating to the consolidated financial statements of Sky Solar Holdings, Ltd., and its subsidiaries, appearing in the Annual Report on Form 20-F of Sky Solar Holdings, Ltd. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

June 2, 2016